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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Witness Systems, Inc.:

         The audits referred to in our report dated November 18, 1999 included the related financial statement schedules as of September 30, 1999, and for each of the years in the three-year period ended December 31, 1998 and for the nine-month period ended September 30, 1999, included in the registration statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

         We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the registration statement.

                                             /s/ KPMG LLP

Atlanta, Georgia
January 17, 2000